[Letterhead]

                     CONSENT OF SUTHERLAND, ASBILL & BRENNAN

                  We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A for IDEX Fund 3 (File No. 33-11805). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     /s/  Sutherland, Asbill & Brennan
                                     ---------------------------------

                                     SUTHERLAND, ASBILL & BRENNAN


Washington, D.C.
February 27, 1996